Exhibit 5

July 26, 2011

Northrop Grumman Corporation

1840 Century Park East

Los Angeles, California 90067

Re:	Northrop Grumman 2011 Long-Term Stock Incentive Plan
Outstanding Options Under Acquired Plans

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 46,211,556 shares of common stock, $1.00 par value per share (the “Shares”), of Northrop Grumman Corporation, a Delaware corporation (the “Company”), issuable (i) under the Northrop Grumman 2011 Long-Term Stock Incentive Plan (the “2011 Plan”) and (ii) upon the exercise of outstanding options granted under the following plans assumed by the Company pursuant to the Agreement and Plan of Merger, dated as of June 30, 2002, by and between TRW Inc., Northrop Grumman Corporation and Richmond Acquisition Corp. and the Agreement and Plan of Merger among Titan II, Inc. (formerly Northrop Grumman Corporation), the Company (formerly New P, Inc.) and Titan Merger Sub Inc., dated March 29, 2011: the 1979 TRW Stock Option Plan, the 1984 TRW Stock Option Plan, the 1989 TRW Long-Term Incentive Plan, the 1994 TRW Long-Term Incentive Plan, the 1997 TRW Long-Term Incentive Plan and the 2000 TRW Long-Term Incentive Plan (collectively, the “TRW Plans” and together with the 2011 Plan, the “Plans”).

We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement, the Plans and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile, photostatic, electronic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson